Exhibit 99.1

Press Release

Orthovita, Inc.

77 Great Valley Parkway

Malvern, PA 19355

USA

For Immediate Release

Contact:	Albert J. Pavucek, Jr.
Chief Financial Officer
Orthovita, Inc.
610-640-1775 or 800-676-8482

Orthovita Announces $32.5 Million Equity Offering, $45 Million

Debt Facility, and Repurchase of Revenue Interest Obligation

–  –  –

Transactions position Orthovita to complete late-stage development program for CORTOSS® and expand manufacturing, sales and marketing capabilities to pursue broader commercial opportunities in spine and orthopedic biosurgery markets.

–  –  –

R. Scott Barry, Paul Thomas and William Tidmore join Orthovita Board of Directors

MALVERN, Pennsylvania, USA, July 30, 2007 – Orthovita, Inc. (NASDAQ: VITA), a spine and orthopedic biosurgery company, announced today a $32.5 million equity offering. The transaction consists of a registered direct offering of approximately 12.3 million shares of Orthovita common stock to select institutional investors and an accredited investor associated with one of the institutions. The share price is based on a 15% discount to the 30 day volume weighted average price (VWAP) of the Company’s common stock immediately prior to the date of the definitive offering documents. The Company expects to receive approximately $32.2 million in net proceeds from the equity offering after deduction of estimated offering expenses. There is no placement agent in this transaction. Essex Woodlands Health Ventures (EWHV) is the lead investor in this offering and will obtain the right to appoint a member to the Orthovita Board of Directors. Lehman Brothers Inc., Magnetar Capital, and affiliates of William Harris Investors, Inc., existing shareholders of the Company, are the other institutional investors in the equity offering. The Company intends to use the net proceeds from the equity offering for product development, sales force expansion, increasing manufacturing capacity, as well as for working capital and other general corporate purposes.

All of the shares of common stock are being offered by Orthovita pursuant to effective registration statements previously filed with the SEC.

“This very significant financing, involving some of the leading investors in the life sciences industry, positions Orthovita to complete the commercial development effort for our product candidate CORTOSS® and to maximize the long-term sales opportunities tied to our currently marketed products VITOSS® and VITAGEL®,” said Antony Koblish, President and CEO of Orthovita. “This substantial investment validates the continuing strength of our product line and the promising progress in our efforts to develop and commercialize innovative new products for spine, orthopedic and biosurgery fields in the years ahead.”

In a separate transaction, Orthovita announced that it is repurchasing from a securitization vehicle arranged by Paul Capital Healthcare (formerly Paul Royalty Fund, L.P.) a revenue interest on future sales of certain Orthovita products, including VITOSS®, CORTOSS® and certain spinal structural devices. The Company entered into the revenue interest agreement with Paul Capital Healthcare in October 2001 to fund clinical development and marketing programs for its products. The terms of the 2001 agreement applied to sales of certain products in North America and Europe through 2016, and the revenue interest obligation will terminate upon the closing of the repurchase transaction. The repurchase price for the revenue interest obligation consists of a payment of $20 million in cash and approximately 1.14 million unregistered shares of the Company’s common stock. Under the terms of the revenue interest repurchase agreement, the Company has agreed to file with the SEC a Form S-3 to register the resale of the shares issued as partial consideration for the repurchase of the revenue interest obligation. Paul Capital Healthcare has indicated to the Company that it expects to continue to maintain its existing equity position in Orthovita as part of its long-term commitment to the Company.

The Company also announced that it has entered into a $45 million senior secured note purchase facility with LB I Group Inc., an affiliate of Lehman Brothers Inc. Notes issued under the facility will bear annual interest at 10% and will be due in 2012. The Company initially will issue $25 million of its 10% senior secured notes due 2012 under the facility. The notes will be sold to LB I Group Inc. in a private placement transaction exempt from registration under the Securities Act of 1933. Proceeds from the initial $25 million principal amount note issuance will be used to (i) pay to the Paul Capital Healthcare securitization vehicle the $20 million cash portion of the revenue interest obligation repurchase price; and (ii) pay off approximately $2 million of outstanding indebtedness under capital lease obligations. The Company expects to use the remaining proceeds from the initial note issuance to fund continued expansion of manufacturing capacity to meet anticipated commercial demand for Orthovita products. Under the debt facility, if certain conditions are met, the Company has the option through January 30, 2010 to issue up to an additional $20 million aggregate principal amount of 10% senior secured notes due 2012 to fund working capital and other general business purposes, including product acquisitions, sales force expansion and product development. In connection with its entry into the facility, the Company will issue to the note purchaser five-year warrants to purchase approximately 1.47 million shares of the Company’s common stock at an exercise price of $3.41 per share, of which warrants to purchase approximately 0.73 million shares will be exerciseable currently. The unexerciseable warrants shall become exerciseable ratably upon future issuances of the 10% senior secured notes under the facility. Under the debt facility agreement with the note purchaser, the Company agreed to file with the SEC a registration statement on Form S-3 in order to register the resale of the shares underlying the warrants.

“With a $32.5 million equity transaction, a $45 million debt facility, and the termination of our revenue interest obligation, Orthovita will have in place an unprecedented level of financial resources to maximize the growth potential of our product line and our existing pipeline. Upon the closing of these transactions, we will be well positioned to complete all elements of our current strategy,” added Albert J. Pavucek, Jr., CFO of Orthovita.

Orthovita also announced that three seasoned professionals with outstanding investment and orthopedics manufacturing and marketing experience are joining its Board of Directors. R. Scott Barry will be appointed to Orthovita’s Board in connection with the closing of the equity offering on July 30, 2007, and Paul Thomas and William Tidmore were appointed to Orthovita’s Board on July 27, 2007. Mr. Barry is being appointed as a designee of Essex Woodlands Health Ventures. The three new directors replace Joseph Harris, Robert Levande and Russell Whitman, who resigned from Orthovita’s Board during July 2007.

R. Scott Barry is a Principal of Essex Woodlands Health Ventures, a healthcare venture capital firm. Prior to joining Essex Woodlands, Mr. Barry held various roles at Novartis Pharmaceuticals Corp. in the mergers & acquisitions and business development & licensing groups, most recently as Global Head of Pharma Mergers & Acquisitions. Prior to joining Novartis, Mr. Barry was a Director for Century Capital Associates LLC, a boutique healthcare investment bank and consulting firm. Mr. Barry also held positions at KPMG LLP in its healthcare corporate finance group and assurance service group. Mr. Barry holds a Bachelor of Arts degree from Wesleyan University and a M.B.A. degree from the Stern School of Business at New York University.

“We are excited about our investment in the Company. We see Orthovita as a leading ortho-biologic company and, in Essex’s view, these events are transformational in positioning the Company for the next stage of its evolution,” said Mr. Barry.

Paul Thomas is the Chief Executive Officer and Chairman of the Board of LifeCell Corporation (NASDAQ: LIFC), which develops and markets innovative tissue repair products for use in reconstructive, orthopedic and urogynecologic surgical procedures. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. He was responsible for the overall operations of Ohmeda’s Pharmaceutical Division, which had worldwide sales of approximately $200 million in 1997. Mr. Thomas received a M.B.A. degree, with an emphasis in marketing and finance, from Columbia University Graduate School of Business, and completed his postgraduate studies in chemistry at the University of Georgia Graduate School of Arts and Science. He received his Bachelor of Science degree in chemistry from St. Michael’s College in Vermont, where he graduated Cum Laude.

William Tidmore is the past President and Chairman of DePuy Acromed. He was also President of DePuy, the world’s oldest orthopedic company, which was acquired by Johnson & Johnson in 1999. Over 14 years at DePuy, Mr. Tidmore held various senior management positions including responsibilities for international businesses with direct operational responsibilities in several countries across Europe, Latin America, Japan, and Canada. He was instrumental in the acquisition of Acromed by DePuy. Prior to that, Mr. Tidmore was at Ethicon, Inc., a J&J company, where he held several management responsibilities, including Vice President of Sales and Marketing in Canada. Mr. Tidmore holds a Marketing degree from the University of Georgia.

David Fitzgerald, Chairman of the Orthovita Board of Directors, said, “The Company is grateful for the service of our three former Board members and appreciates their contributions. As we plan for the multiple development and commercial opportunities ahead at Orthovita, we also welcome our three new Board members who bring us many important new perspectives and capabilities related to the healthcare and orthopedic industries.”

Antony Koblish, President and CEO of Orthovita, said, “We look forward to more detailed discussions during our earnings conference call scheduled for Tuesday, August 7, at 8:30 a.m. Eastern Time.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offer and sale of the 10% senior secured notes due 2012, the warrants issuable to the purchaser of the 10% senior secured notes due 2012 and the shares of common stock underlying the warrants, and the shares of common stock issuable as partial payment for the repurchase of the revenue interest obligation have not been registered under the United States Securities Act of 1933 or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.

Conference Call

Antony Koblish, President and Chief Executive Officer, and Albert J. Pavucek, Jr., Chief Financial Officer of Orthovita, will host a conference call on Tuesday, August 7, 2007, at 8:30 a.m. Eastern Time, to review and discuss the Company’s financial results for the second quarter 2007. The phone number to join the conference call from within the U.S. is (888) 815-2919, and from outside the U.S. is (706) 643-3675. The conference identification number is 7153873. Participants should dial in ten minutes prior to the scheduled start time for the conference call. A replay of the conference call will be available for one week beginning August 7, 2007, at 11:30 a.m. Eastern Time, and ending August 14, 2007, at 11:59 p.m. Eastern Time. You may listen to the replay by dialing within the U.S. (800) 642-1687 or by dialing from outside the U.S. (706) 645-9291. The replay identification number is 7153873.

About the Company

Orthovita is a spine and orthopedic biosurgery company with proprietary biomaterials and biologic technologies for the development and commercialization of synthetic, biologically active, tissue engineering products. We develop and market synthetic-based biomaterials products for use in spine surgery, the repair of fractures and a broad range of clinical needs in the trauma, joint reconstruction, revision and extremities markets. Our near-term commercial business is based on our VITOSS® Bone Graft Substitute technology platforms, which are designed to address the non-structural bone graft market by offering synthetic alternatives to the use of autograft or cadaver-based bone material, and VITAGEL® Surgical Hemostat, which is an adherent matrix and an impermeable barrier to blood flow. Our longer-term U.S. clinical development program is focused on our internally developed CORTOSS® Bone Augmentation Material technology platform, which is primarily designed for injections in osteoporotic spines to treat vertebral compression fractures. We work jointly with Kensey Nash Corporation to develop and commercialize synthetic-based biomaterial products, we market VITAGEL under a license granted by Angiotech Pharmaceuticals, Inc., and we continue to pursue similar relationships with other biomaterials companies.

Disclosure Notice

This press release may contain forward-looking statements regarding Orthovita’s current expectations of future events that involve risks and uncertainties, including, without limitation, the closing of the transactions described herein, the development, regulatory clearance or approval, demand and market acceptance of our products, including CORTOSS; the development of our sales network; product acquisitions; the use of proceeds from equity and debt offerings; and other aspects of our business. Such statements are based on management’s current expectations and are subject to a number of substantial risks and uncertainties that could cause actual results or timeliness to differ materially from those addressed in the forward-looking statements. Factors that may cause such a difference are listed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission (SEC), including but not limited to risks described in our most recently filed Form 10-K under the caption “Risk Factors”. Further information about these and other relevant risks and uncertainties may be found in Orthovita’s filings with the SEC, all of which are available from the SEC as well as other sources. Orthovita undertakes no obligation to publicly update any forward-looking statements.

Source: Orthovita, Inc.